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                                                                   Exhibit 99.A3



                                  AMENDMENT TO
                        THE UBS PAINEWEBBER EQUITY TRUST
                               ABCS TRUST SERIES 1
              AND SUBSEQUENT SERIES OF UBS PAINEWEBBER EQUITY TRUST
                     STANDARD TERMS AND CONDITIONS OF TRUST
                      DATED AS OF JULY 1, 1998, AS AMENDED

                                     BETWEEN

                        UBS PAINEWEBBER INC., AS SPONSOR,
                                       AND
                   INVESTORS BANK & TRUST COMPANY, AS TRUSTEE



            This Amendment (the "Amendment Agreement") dated as of January 22, 2003 between UBS PaineWebber Inc., as sponsor (the "Sponsor"), and
   Investors Bank & Trust Company, as trustee (the "Trustee") amends the document entitled "The UBS PaineWebber Equity Trust, ABCs Trust Series 1, and Subsequent Series of UBS PaineWebber Equity Trust Standard Terms and Conditions of Trust, dated as of July 1, 1998 (and amended as of June 24,
   2002), between PaineWebber Inc., as Sponsor, and Investors Bank & Trust Company, as Trustee" (hereinafter the "Standard Terms").

            WITNESSETH THAT:
            WHEREAS, the parties hereto have entered into the Standard Terms to facilitate the creation of the UBS PaineWebber Equity Trust and various unit investment trusts thereunder; and
            WHEREAS, the parties hereto desire to amend the Standard Terms to change the name of the Trust and to specifically provide that brokerage services may be provided to the Trusts by the Trustee or affiliates of the Trustee, as more fully set forth below;
            WHEREAS, pursuant to Section 10.01(a)(5) of the Standard Terms, the Standard Terms may be amended from time to time by the Sponsor and the Trustee without the consent of any of the Unitholders to make such provisions as shall not materially adversely affect the interests of the Unitholders;
            NOW THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the Sponsor and the Trustee agree as follows:



         1. The Trust shall be called "Equity Opportunity Trust", and all references to the Trust or to UBS PaineWebber Equity Trust in the Standard Terms are hereby amended accordingly.

         2. The last sentence of Section 2.02(c)(3) of the Standard Terms is hereby amended to read as follows:
            Brokerage commissions, if any, with respect to the Trustee's purchase of additional securities in accordance with such Sponsor's instructions may be paid to the Sponsor or its affiliates or to the Trustee or its affiliates, and shall be an expense borne by the Trust.

         3. Section 5.02(h) of the Standard Terms is hereby amended by adding, after the words "the Sponsor and its affiliates" the words: "and the Trustee and its affiliates."

         4. Section 8.01(k) of the Standard Terms is hereby amended in its entirety by replacing it with the following:

         (k) The Trust may include (1) a letter or letters of credit for the purchase of Securities or Contract Securities issued by the Trustee in its individual capacity for the account of the Sponsor and/or (2) Securities issued by the Trustee or any of its affiliates in its individual capacity. The Trustee or any affiliates of the Trustee may otherwise deal with the Sponsor and the Trust with the same rights and powers as if the Trustee were not the Trustee hereunder, including, without limitation, providing brokerage and execution services to the Trust in connection with the purchase of Securities to be held by the Trust or the sale of Securities held by the Trust, provided, with respect to any such brokerage or execution services, that the commission, fee or other remuneration for effecting such transactions does not exceed the usual and customary broker's commission.

         5. Section 8.01 of the Standard Terms is hereby amended by adding a new
Section 8.01(1), which shall read as follows:

         (l) In any instance where the Trustee or an affiliate of the Trustee is providing brokerage or execution services to the Trust pursuant to Section 8.01(k) in connection with the purchase of Securities to be held by the Trust or the sale of Securities held by the Trust, the Trustee shall be under no liability to the Trust or the Unitholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Indenture, or for errors in judgement or for depreciation or loss incurred by reason of the purchase or sale of any Securities, provided, however, that this provision shall not protect the Trustee or its affiliate against any liability to which it would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder. The Trustee may rely in good faith on any paper, order, notice, list, affidavit, receipt, evaluation, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to it by the Sponsor, the Sponsor's counsel or any other person for any matters arising hereunder


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              (including the determination as to whether any Security is a
              Restricted Security). The Trustee or its affiliate shall in no event be deemed to have assumed or incurred any liability, duty or obligation to any Unitholder or the Sponsor other than as expressly provided for herein.

         6. Pursuant to Section 10.01 of the Standard Terms, the parties hereby agree that paragraphs (1) through (5) of this Amendment Agreement are made in compliance with the provisions of Section 10.01(a) thereof and that the parties hereto have determined in good faith that the changes contained in this Amendment Agreement will not materially adversely affect the interests of Unitholders.


         7. Pursuant to Section 10.01(c) of the Standard Terms, notice of this Amendment Agreement will be promptly furnished to each Unitholder of record. To satisfy this requirement, notice will either be included in each Trust's annual report to Unitholders described in Section 3.05 of the Standard Terms, which is expected to be mailed or delivered to Unitholders within two weeks of the execution of this amendment, or with respect to any Trust for which an annual report is not required pursuant to such Section 3.05, be promptly mailed or delivered to Unitholders.


         8. Except as amended hereby, the Standard Terms now in effect is in all respects ratified and confirmed hereby and this Amendment Agreement and all of its provisions shall be deemed to be a part of the Standard Terms.

         9. This Amendment Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed on the date hereof.



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                                 UBS PAINEWEBBER INC.,
                                 as Sponsor

                                 By: ______________________________
                                     Title: Equity Division Business Manager

    ATTEST: ________________
    TITLE:


                                 INVESTORS BANK & TRUST COMPANY,
                                 as Trustee


                                 By: ______________________________
                                     Title: Director

    ATTEST: ________________
    TITLE:


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      STATE OF NEW YORK       )
                              :    ss.:
      COUNTY OF NEW YORK      )


         On the 22nd day of January in the year 2003 before me personally came Christine Tripi Pasquin to me known, who, being by me duly sworn, did depose and say that she is the Equity Division Business Manager of UBS PaineWebber Inc., the corporation described in and which executed the above instrument; and that she signed her name thereto by like authority.




                                             _________________________________

                                               Notary Public



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            COMMONWEALTH OF MASSACHUSETTS   )
                                                              :    ss.:
            COUNTY OF   Suffolk                         )
                      ----------------


         On the 22nd day of January in the year 2003 before me personally came Peter Donatio to me known, who, being by me duly sworn, did depose and say that he is a Director of Investors Bank & Trust Company, the bank and trust company described in and which executed the above instrument; and that he signed his name thereto by like authority.



                                             _________________________________

                                               Notary Public